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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on Form S-8, File Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555,
333-08059, 333-08087, 333-60839, 333-42178 and 333-53908; and (iii) Registration
Statements on Form S-3, File Nos. 2-84910, 33-26314, 33-23880, 33-42698,
33-44871, 33-45091, 33-46999, 33-54317, 33-69432, 333-04385, 333-40869,
333-44421, 333-55921, 333-68257, 333-91257, 333-54896 and 333-55866 of our
report dated February 2, 1999 (except with respect to the matters discussed in Note 6 to the December 31, 2000 consolidated financial statements, as to which the dates are March 16, 2000 and February 14, 2001), on the consolidated financial statements of Kinder Morgan, Inc. and subsidiaries for the year ended December 31, 1998 included in this Amendment No. 2 on Form 10-K/A.



                                                        /s/ Arthur Andersen LLP

Denver, Colorado

May 2, 2001